UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2008

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On November 12, 2008, Fannie Mae (formally, the Federal National Mortgage Association) received a notice from the New York Stock Exchange (the "NYSE") that we had failed to satisfy one of the NYSE’s standards for continued listing of our common stock. Specifically, the NYSE advised us that we were "below criteria" for the Exchange’s price criteria for common stock because the average closing price of our common stock during the 30 consecutive trading days ended November 12, 2008 was less than $1.00 per share. As a result, the NYSE informed us that we were not in compliance with the NYSE's continued listing criteria under Section 802.01C of the NYSE Listed Company Manual.

Under NYSE rules, we must notify the NYSE by November 26, 2008 of our intent to cure this deficiency by bringing the common stock share price and average share price for 30 consecutive trading days above $1.00, or our common stock and each of our listed series of preferred stock will be subject to suspension and delisting procedures. If we notify the NYSE that we intend to cure this deficiency, we will have six months from November 12, 2008, which is the date of the NYSE’s notice to us, to cure the deficiency before the NYSE initiates suspension and delisting procedures. We are currently working with our conservator, the Federal Housing Finance Agency, to explore options relating to this deficiency and have not yet determined our response or any specific action we will take as a result of the Exchange’s notice with respect to this deficiency.

Our common stock and the series of our preferred stock listed for trading on the NYSE currently remain listed and continue to trade on the NYSE under the symbol or prefix "FNM," but each will be assigned a ".BC" indicator by the NYSE to signify that we are not currently in compliance with the NYSE’s quantitative continued listing standards.

On November 18, 2008, we issued a news release announcing that we were not in compliance with the NYSE’s continued listing standards relating to minimum share price. The news release, a copy of which is attached as Exhibit 99.1 to this report, is incorporated into this report by reference.

Item 8.01 Other Events.

Section 1337 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, as amended, requires us to set aside an amount equal to 4.2 basis points for each dollar of the unpaid principal balance of our total new business purchases as funding for the Housing Trust Fund and Capital Magnet Fund. Section 1337 also authorizes the Federal Housing Finance Agency ("FHFA") to suspend these contributions on a temporary basis.

On November 13, 2008, we received notice from FHFA that it was suspending allocations under this section until further notice. As a result, FHFA has directed us that, until further notice, we should not set aside or allocate funds for the Housing Trust Fund and the Capital Magnet Fund.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

November 18, 2008	By:	Herbert M. Allison, Jr.

Name: Herbert M. Allison, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release, dated November 18, 2008